Petrolia Energy Corporation 8-K

Exhibit 99.1

Petrolia Energy Acquires Interest in Producing Oil and Gas Properties in Southwest Saskatchewan and Southeast Alberta, Canada

HOUSTON, TX – July 6, 2018 -- Petrolia Energy Corporation (OTCQB: BBLS) (“Petrolia” or the “Company”) is pleased to announce that it has acquired a 25% working interest in the Luseland, Hearts Hill, and Cuthbert fields, located in Southwest Saskatchewan and Eastern Alberta, Canada.

The acquisition consists of working interests in a total of 64 sections (approximately 41,526 acres) with 240 oil and 12 natural gas wells producing on the properties. Additionally, there are several idle wells with potential for reactivation and 34 sections of undeveloped land (approximately 21,760 acres). Average aggregate total production/sales from the purchased properties for the last 5 months was approximately 1,290 barrels of oil per day (boepd) (1,222 bopd of oil and 68 boepd of natural gas) and a 25% interest nets approximately 322 boepd.

Petrolia believes there is significant potential in these assets beyond primary recovery through the implementation of water flood/pressure support, as well as numerous reactivations and infill drilling opportunities, in addition to the opportunity to reduce operating expenditures. We believe these efforts would significantly extend the life of, and increase recoverability of reserves from, the assets.

Zel C. Khan, the CEO/President of Petrolia commented, "This was a fantastic acquisition for our Company. With the implementation of new technology and modern methodology, we believe production and life expectancy can be dramatically increased. The cash-flow, proven reserves, and behind pipe upside, will all play a part in our continued pursuit to build shareholder value.”

About Petrolia Energy Corporation

Petrolia Energy Corporation is an Oil & Gas exploration, production, and service company with producing and prospective onshore assets in the United States, Canada and Indonesia. The Company’s core asset is in the NW Shelf of the Permian Basin, in New Mexico. It has other North American properties in its portfolio, where it is focused on redeveloping existing oil fields in well-established oil rich regions including Oklahoma and Saskatchewan and Alberta, Canada. In Indonesia, the Company is situated in the prolific Indonesian Sumatra basin, focused on discovering, appraising, developing and producing its interests in 5 Production Sharing Contracts (PSCs) and 1 Joint Study Agreement (JSA). Petrolia’s headquarters are in Houston, Texas.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding. Any statement that does not contain a historical fact may be deemed to be a forward-looking statement. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company's control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, costs of operations, loss of markets, volatility of oil and gas prices, reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation. Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Petrolia’s operations or financial results is available by contacting Petrolia and is included in the risk factors and other sections of Petrolia’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements contained in this press release are made as of the date of this press release, and Petrolia does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law. The Company's SEC filings are available at http://www.sec.gov.

For more Information contact:

Media Contact:

Press@PetroliaEnergy.com

Investor Relations Contact:

IR@PetroliaEnergy.com

www.PetroliaEnergy.com

Source: Petrolia Energy Corporation